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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated February 20, 1998, except as to Note 9 which is as of March 3, 1998, relating to the financial statements of Physicians Trust, Inc. and of our report dated February 20, 1998, relating to the financial statements of Physicians Surgery Center, which appear in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.




PRICE WATERHOUSE LLP

Houston, Texas
March 4, 1998